Exhibit 99.1

3Q 2015

SmartFinancial, Inc. Reports for Third Quarter

KNOXVILLE, TN – November 5, 2015 — SmartFinancial, Inc. (“SmartFinancial”; OTCBB: SMBK), announced today results for its third quarter. The quarter was highlighted by the successful completion of the merging of the two holding companies, legacy SmartFinancial, Inc. and Cornerstone Bancshares, Inc., which was renamed “SmartFinancial, Inc.” following the merger. In conjunction with the transaction, merger related expenses for the quarter were $747,511 and $1.0 million for the year. These non-recurring expenses led to a $76,909 net loss for the quarter and year to date net income available to common shareholders of $237,585. Also noted are one-time expenses for the quarter of approximately $446,000 in write down on foreclosed assets to accelerate the liquidation timeframe to reduce non-performing assets. Merger related expenses and the write down on OREO were anticipated and in line with company expectations. Minimal expense in these areas are expected moving forward.

The third quarter’s results for 2015 reflect the first reporting for SmartFinancial, Inc. (Company) following the merger that was effective August 31, 2015. Prior to the merger date, the consolidated financial statements presented in the accompanying tables are those of legacy SmartFinancial, Inc. and do not include the operations of Cornerstone Bancshares, Inc. since the transaction was treated as a reverse merger for accounting and financial presentation purposes. As a result, only Cornerstone’s September income, expenses, assets, liabilities, and equity are represented in the results. Investors may wish to review previous filings of Cornerstone Bancshares, Inc. with the Securities and Exchange Commission (SEC). Cornerstone Bancshares, Inc. filed a Form 10-K in April 2015 that included audited financial statements for the years ended December 31, 2014 and December 31, 2013. Those financial statements reflected the operations of its subsidiary, Cornerstone Community Bank. Cornerstone Bancshares, Inc. also filed a Form 8-K/A on June 22, 2015, that includes unaudited pro forma combined condensed financial statements of Cornerstone Bancshares, Inc. and SmartFinancial, Inc. as of March 31, 2015.

Billy Carroll, President & CEO stated: “As our companies were united under SmartFinancial, Inc. in September, our talented teams within Cornerstone and SmartBank are energized and highly motivated to finalize the integration of our two banks, building a strong banking franchise in attractive markets spanning East Tennessee and Northwest Florida. Organic growth has been steady in all markets and we are looking forward to solid performance moving forward now that the holding company transaction is closed.”

Third Quarter Financial Highlights at September 30, 2015:

•	Total Assets Exceed $1 billion
•	Net Loans of $706.6 million
•	Deposits Total $847.0 million
•	Estimated Nonperforming Assets to Total Assets of 1.17%
•	Estimated Tier 1 Leverage Ratio of 9.36%

SmartFinancial’s Chairman Miller Welborn stated: “In crossing the $1 billion in assets threshold, we remain focused on driving earnings with our scale. We will leverage our seasoned banking team and are prepared for our future as we deliver SmartBanking to our clients who seek a unique experience with a dynamic, innovative community bank.”

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank and Cornerstone Community Bank. SmartBank is a full-service commercial bank founded in 2007, with seven branches and one loan production office spanning East Tennessee and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching and a conservative and disciplined approach to lending have all given rise to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartbank.com. Cornerstone Community Bank is a full-service commercial bank founded in 1996, with five branches throughout the Chattanooga MSA and one loan production office in Dalton, Georgia. Cornerstone Community Bank specializes in providing customized financial solutions for businesses and consumers, by offering a comprehensive range of products and services designed to help companies and individuals build strong financial foundations. More information about Cornerstone Community Bank can be found on its website: www.cscbank.com.

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder—or take longer—to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to SmartFinancial following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Source

SmartFinancial, Inc.

Investor Contacts

SmartFinancial, Inc.

Billy Carroll

President & CEO

865.868.0613

Frank Hughes

Executive Vice President

Investor Relations

423.385.3009

Media Contact

Kelley Fowler

First Vice President, Public Relations & Marketing

SmartBank

865.868.0611

kfowler@smartbank.net

SmartFinancial, Inc. and Subsidiaries

Consolidated Statements of Income

	Unaudited Three Months Ended September 30,		Unaudited Nine Months Ended September 30,
	2015	2014	2015	2014
INTEREST INCOME
Loans, including fees	$6,660,440	$4,978,481	$15,856,077	$14,035,526
Securities and interest-bearing deposits at other
financial institutions	458,089	430,837	1,239,340	1,357,426
Federal funds sold and other earning assets	35,101	35,001	91,029	94,679
Total interest income	7,153,630	5,444,319	17,186,446	15,487,631

INTEREST EXPENSE
Time deposits	468,002	377,393	1,176,258	1,103,370
Other deposits	219,990	145,399	512,403	414,741
Federal funds purchased and securities
sold under agreements to repurchase	7,394	3,413	16,640	8,306
Federal Home Loan Bank advances and other borrowings	31,326	-	31,270	-
Total interest expense	726,712	526,205	1,736,571	1,526,417

Net interest income before provision for loan losses	6,426,918	4,918,114	15,449,875	13,961,214
Provision (credit) for loan losses	32,397	(143,730)	356,325	299,385
Net interest income after provision for loan losses	6,394,521	5,061,844	15,093,550	13,661,829

NONINTEREST INCOME
Customer service fees	236,698	138,089	516,013	365,882
Net gains (losses) from sale of securities	-	-	52,255	(4,174)
Net gains from sale of loans and other assets	66,041	46,804	161,896	108,070
Net losses from sale of foreclosed assets	(445,980)	(50,720)	(426,168)	(284,670)
Other noninterest income	317,202	255,370	784,230	719,445
Total noninterest income	173,961	389,543	1,088,226	904,553

NONINTEREST EXPENSE
Salaries and employee benefits	3,186,787	2,494,991	7,723,506	6,828,348
Net occupancy and equipment expense	688,426	517,514	1,769,494	1,591,706
Depository insurance	175,697	119,329	419,747	354,402
Foreclosed assets, net	90,574	50,522	179,796	126,312
Other operating expenses	2,351,718	1,123,101	5,021,567	3,269,426
Total noninterest expenses	6,493,202	4,305,457	15,114,110	12,170,194

Income before income tax expense	75,280	1,145,930	1,067,666	2,396,188
Income tax expense	152,189	440,723	740,081	920,010

Net income (loss)	(76,909)	705,207	327,585	1,476,178

Preferred stock dividend requirements	30,000	30,000	90,000	90,000

Net income (loss) available to common shareholders	$(106,909)	$675,207	$237,585	$1,386,178

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.03)	$0.22	$0.07	$0.45
Diluted	$(0.03)	$0.20	$0.06	$0.42

DIVIDENDS DECLARED PER COMMON SHARE	$-	$-	$-	$-

The Notes to Consolidated Financial Statements are an integral part of these statements.

SmartFinancial, Inc. and Subsidiaries

Consolidated Balance Sheets

	Unaudited September 30,	December 31,
ASSETS	2015	2014
Cash and due from banks	$35,691,381	$32,386,247
Interest-bearing deposits at other financial institutions	39,009,274	6,643,101
Federal funds sold	15,235,000	7,710,028
Total cash and cash equivalents	89,935,655	46,739,376

Securities available for sale	152,149,667	98,876,498
Restricted Investments, at cost	4,451,050	2,090,150
Loans, net of allowance for loan losses of $3,827,938 and $3,879,665
at September 30, 2015 and December 31, 2014, respectively	706,611,292	359,523,466
Bank premises and equipment, net	25,266,482	15,939,117
Accrued interest receivable	2,227,003	1,221,006
Foreclosed assets	9,646,549	4,982,913
Core deposit intangible, net	2,868,391	258,242
Goodwill	4,166,069	-
Other assets	9,734,958	4,083,187
Total assets	$1,007,057,116	$533,713,955

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Noninterest-bearing demand deposits	$123,551,461	$53,639,741
Interest-bearing demand deposits	140,596,468	179,835,820
Savings deposits and money market accounts	231,477,468	42,368,697
Time deposits	351,366,762	178,962,822
Total deposits	846,992,159	454,807,080

Accrued interest payable	299,150	129,771
Federal funds purchased and securities sold under
agreements to repurchase	18,442,196	21,758,018
Federal Home Loan Bank advances and other borrowings	39,278,103	-
Other liabilities	3,609,152	1,131,299
Total liabilities	908,620,760	477,826,168

Stockholders' equity:
Preferred stock - $1 par value; 12,000 shares authorized
and outstanding in 2015 and 2014	12,000	12,000
Common stock - $1.00 par value; 40,000,000 shares authorized;
5,732,143 and 2,965,783 shares issued and outstanding in 2015
and 2014, respectively	5,732,143	2,965,783
Additional paid-in capital	81,628,090	42,508,429
Retained earnings	10,942,361	10,704,776
Accumulated other comprehensive income	121,762	(303,201)
Total stockholders' equity	98,436,356	55,887,787
Total liabilities and stockholders' equity	$1,007,057,116	$533,713,955

The Notes to Consolidated Financial Statements are an integral part of these statements.